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Exhibit 99.1

Vaso Active Pharmaceuticals Reminds Brokers and Dealers To Be Alert
to the Requirements of Rule 15c2-11 Under The Securities Exchange Act of 1934
Upon the Termination of the Trading Suspension in its Securities

DANVERS, Mass.—(BUSINESS WIRE)—April 16, 2004—Vaso Active Pharmaceuticals, Inc. announced today that the temporary suspension of trading of its securities by the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") terminated at 11:59 p.m. on April 15, 2004. The Company understands that there has been active trading in its Class A common stock today. The Company has no explanation for this active trading. However, the Company, referring to its press release dated April 7, 2004 announcing the suspension and advising that its public reports and certain other publicly released information should not be relied upon, reminded brokers and dealers that, in the words of the Commission, they "should be alert to the fact that, pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until they have strictly complied with all of the provisions of the rule. If any broker or dealer has any questions as to whether or not he has complied with the rule, he should not enter any quotation but immediately contact the staff of the Securities and Exchange Commission in Washington D.C." A copy of the full text of the Commission release, announcing the trading suspension, may be found at the following hyperlink: http://www.sec.gov/litigation/suspensions/34-49513.htm.

The Company urges investors not to rely on the Company's existing reports filed pursuant to the Exchange Act, nor on any announcements, press releases or public statements issued by it or others relating to its financial condition, results of operations or its business or products generally, or any earnings guidance previously released by the Company. The Company further urges investors to refrain from trading in the Company's securities until the Company provides formal guidance that the concerns that are the subject of its April 7, 2004 release have been fully addressed.

Forward-looking statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Such risks include the suspension of sales of its products and the trading of its securities, the ability to cause its securities to be listed on an exchange, Nasdaq or an automated quotation system in the future, as well as questions concerning applicability of FDA regulations to the Company's products and business, and the implications thereof. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company hereafter files with the Commission.

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Contact:	Vaso Active Matt Carter, 978-750-1991 ext. 28 mcarter@vasoactive.us

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